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EXHIBIT 99.1



      COOPERATIVE BANKSHARES REPORTS 52% INCREASE IN THIRD QUARTER EARNINGS

For Immediate Release:

         Wilmington, NC October 25, 2006--Cooperative Bankshares, Inc. (NASDAQ:
"COOP") (the "Company") reported net income for the quarter ended September 30, 2006 of $2.3 million or $0.34 per diluted share, an increase of 51.9% over the same quarter last year. Net income for the quarter ended September 30, 2005 was $1.5 million or $0.23 per diluted share. Net income for the nine months ended September 30, 2006 was $5.6 million or $0.84 per diluted share, an increase of 37.5% over the same period last year. Net income for the nine months ended September 30, 2005 was $4.0 million or $0.62 per diluted share. The increase in net income was mainly due to a rise in net interest income caused primarily by growth in loans. Loans increased to $739.3 million at September 30, 2006 representing a 14.8% increase from December 31, 2005 and a 20.0% increase from loans at September 30, 2005. The majority of loan growth for the nine-month period ended September 30, 2006 occurred in construction and land development loans which grew $39.7 million (30.8%), one-to-four family loans which grew $41.3 million (13.9%) and commercial real estate loans which grew $14.5 million (9.8%) from the amounts at December 31, 2005. Loan growth was primarily attributable to continued strength in the economy of the markets in which the Company conducts its business, Cooperative Bank's (the "Bank") expanded and improved branch network and a continued emphasis on increasing overall loan production. Also during the quarter ending September 30, 2006, the Bank participated in the Settlement Initiative with the State of North Carolina regarding dividends received from CS&L Real Estate Trust, Inc. This settlement allowed the Bank to recover $198,000 in penalties and $17,000 in taxes, which were expensed in a previous period. Per share data has been adjusted to reflect a 3-for-2 stock split in the form of a 50% stock dividend. The stock dividend was paid June 30, 2006 to stockholders of record as of June 12, 2006.

         Total assets increased to $843.0 million at September 30, 2006, an increase of 17.8% compared to $715.6 million at September 30, 2005 and a 13.0% increase compared to $746.3 million at December 31, 2005. Asset growth was primarily the result of continued loan growth, which was primarily funded by deposit growth. Deposits at September 30, 2006 increased to $648.5 million from $565.0 million at December 31, 2005, and from $542.0 million at September 30, 2005 primarily as a result of the Bank's expanded and improved branch network, increasing brokered deposits and the Bank being located in markets experiencing strong economic growth. At September 30, 2006, stockholders' equity was $56.0 million, or $8.60 per share, and represented 6.64% of assets, compared to $51.1 million, or $7.91 per share, representing 6.85% of assets at December 31, 2005.

         Cooperative Bankshares, Inc. is the parent company of Cooperative Bank. Chartered in 1898, Cooperative Bank provides a full range of financial services through 21 offices in Eastern North Carolina. The Bank's subsidiary, Lumina Mortgage, Inc., is a mortgage banking firm, originating and selling residential mortgage loans through three offices in North Carolina.

         Statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which contain words such as "expects," "intends," "believes" or words of similar import, are subject to numerous risks and uncertainties disclosed from time to time in documents the Company files with the Securities and Exchange Commission (the "SEC"), which could cause actual results to differ materially from the results currently anticipated. Undue reliance should not be placed on such forward-looking statements.

         The Company has filed a Form 8-K with the SEC containing additional financial information.

For Additional Information
--------------------------
Frederick Willetts,  III, President,
Todd L. Sammons, CPA, Senior Vice President/CFO,
Linda B. Garland, Vice President/ Secretary, 910-343-0181


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


              COOPERATIVE BANKSHARES, INC.
                    201 MARKET ST.                                                         UNAUDITED SELECTED FINANCIAL DATA
                 WILMINGTON, NC 28401                                                              NASDAQ SYMBOL: COOP

        (In thousands, except per share data)
------------------------------------------------------------------------------------------------------------------------------------
BALANCES AS OF:                                    09/30/06          06/30/06           03/31/06          12/31/05          09/30/05
====================================================================================================================================
ASSETS                                     $        842,986      $    827,664       $   782,627       $    746,266      $   715,581
STOCKHOLDERS' EQUITY                                 55,977            53,453            52,252             51,096           49,929
DEPOSITS                                            648,467           633,430           591,871            564,990          542,009
BOOK VALUE (6,511 SHARES AS OF 09/30/06)               8.60              8.22              8.08               7.91             7.74

NON-PERFORMING ASSETS:
  ACCRUING LOANS 90 DAYS PAST DUE                       608             2,278             2,006                  9              316
  NON-ACCRUAL LOANS                                     368                18             1,341                 23                3
  FORECLOSED REO                                        574               574                10                 26               26
                                          ------------------------------------------------------------------------------------------
    TOTAL NON-PERFORMING ASSETS            $          1,550      $      2,870       $     3,357       $         58      $       345
                                          ==========================================================================================

====================================================================================================================================
FOR THE QUARTER ENDED:                             09/30/06          06/30/06          03/31/06           12/31/05          09/30/05
====================================================================================================================================
NET INTEREST MARGIN                                   3.70%             3.72%             3.60%              3.69%             3.69%
  (NET INTEREST INCOME/AVERAGE INTEREST-EARNING ASSETS)

EARNING ASSETS/LIABILITIES                           110.9%            111.2%            110.7%             111.5%            111.8%

STOCKHOLDERS' EQUITY/ASSETS                           6.64%             6.46%             6.68%              6.85%             6.98%

====================================================================================================================================

NET INCOME                                 $          2,288      $      1,808       $     1,464       $      1,457      $     1,506
                                          ==========================================================================================

NET INCOME PER DILUTED SHARE               $           0.34      $       0.27       $      0.22       $       0.22      $      0.23
                                          ==========================================================================================
DILUTED WEIGHTED AVERAGE
  NUMBER OF SHARES                                    6,638             6,619             6,593              6,580            6,569
                                          ==========================================================================================

ALLOWANCE FOR LOAN LOSSES
    PROVISION                              $            525      $        775       $       585       $        935      $       575
    CHARGE OFFS                                          63               789                 7                 19               18
    RECOVERIES                                            -                 1                 5                  3                -
                                          ------------------------------------------------------------------------------------------
    BALANCE                                $          7,795      $      7,333       $     7,346       $      6,763      $     5,844
                                          ==========================================================================================
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Note:    Per share information is computed based on the weighted average number of dilutive shares outstanding, after giving the retroactive effect for the 3-for-2 stock split in the form of a 50% stock dividend declared on
         May 31, 2006 and paid on June 30, 2006.